As filed with the Securities and Exchange Commission on November 16, 2004

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

USA MOBILITY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	16-1694797

(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

6677 Richmond Highway, Alexandria, Virginia	22306

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.0001	NASDAQ National Market

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered

             This registration statement registers under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the common stock, par value $0.0001 per share, of USA Mobility, Inc. on the NASDAQ National Market. The shares are currently registered under Section 12(g) of the Exchange Act pursuant to Rule 12g-3(d) of the Exchange Act.

             Incorporated by reference herein is the section entitled “Description of USA Mobility Capital Stock,” contained in the Registrant’s Registration Statement (File No. 333-115769) on Form S-4 filed on October 6, 2004, as amended (the “Form S-4”).

Item 2. Exhibits

     The following exhibits are filed as a part of this Registration Statement on Form 8-A:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex C of the Form S-4)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Annex C of the Form S-4)

4.3	Specimen of Certificate of the Registrant’s common stock, $.0001 par value (incorporated by reference to Exhibit 4.1 of the Form S-4)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

USA MOBILITY, INC.

By: /s/ Vincent D. Kelly

Name: Vincent D. Kelly Title: Chief Executive Officer and President

Dated: November 17, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex C of the Form S-4)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Annex C of the Form S-4)

4.3	Specimen of Certificate of the Registrant’s common stock, $.0001 par value (incorporated by reference to Exhibit 4.1 of the Form S-4)